Exhibit A

MUTUAL FUND SERIES TRUST

CLASS C MASTER DISTRIBUTION PLAN

AMENDMENT DATED AUGUST 28, 2012

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

AmericaFirst Quantitative Strategies Fund

Camelot Premium Return Fund

Catalyst Event Arbitrage Fund

Catalyst Insider Long/Short Fund

Catalyst Insider Buying Fund

Catalyst Large Cap Value Fund

Catalyst Strategic Value Fund

Catalyst Value Fund

Catalyst/CP Core Equity Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/Lyons Hedged Premium Return Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Compass EMP Alternative Strategies Fund

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Day Hagan Tactical Allocation Fund of ETFs

Delux Long-Short Fund

Eventide Gilead Fund

JAG Large Cap Growth Fund

Listed Private Equity Plus Fund

Vista Capital Appreciation Fund

SignalPoint Global Fund

Mutual Fund Series Trust

Dated as of August 28, 2012

By: Jerry Szilagyi

Jerry Szilagyi, Trustee